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EXHIBIT 10.2                                                      EXECUTION COPY

                 SECOND SUBORDINATED NOTES WAIVER AND AGREEMENT

            SECOND SUBORDINATED NOTES WAIVER AND AGREEMENT, dated as of August 30, 2004 (this "AGREEMENT"), among CHOICE ONE COMMUNICATIONS INC., a Delaware corporation (the "COMPANY"), and each of the banks, financial institutions and other institutional lenders listed on the signature pages hereto (each a "WAIVER LENDER and collectively, the "WAIVER LENDERS").

                             PRELIMINARY STATEMENTS

      1. The Company is a party to that certain Bridge Financing Agreement, dated as of August 1, 2000, as amended by an Amendment Relating to Loans to Employees Basket, dated as of June 30, 2001, a Second Amendment to Bridge Financing Agreement, dated as of August 24, 2001, and a Third Amendment to Bridge Financing Agreement, dated as of September 13, 2002 (as so amended, the "BRIDGE FINANCING AGREEMENT"), among the Company, the banks, financial institutions and other institutional lenders parties to the Bridge Financing Agreement, including the Waiver Lenders (collectively, the "BRIDGE FINANCING LENDERS"), and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the "BRIDGE FINANCING ADMINISTRATIVE AGENT") for the Bridge Financing Lenders (as defined herein). Unless otherwise defined herein, terms defined in the Bridge Financing Agreement and used herein shall have the meanings given to them in the Bridge Financing Agreement.

      2. The Company is also a party to that certain Third Amended and Restated Credit Agreement, dated as of September 13, 2002, as amended by a Letter Amendment and Waiver dated as of November 12, 2002, a Second Amendment dated as of May 5, 2004, a Third Amendment dated as of May 12, 2004, a Fourth Amendment dated as of May 25, 2004, and a Standstill Agreement and Conditional Amendment to the Credit Agreement (the "FIRST STANDSTILL AGREEMENT"), dated as of June 30, 2004 and a Second Standstill Agreement and Conditional Amendment dated as of July 30, 2004 (the "SECOND STANDSTILL AGREEMENT") (as so amended, the "CREDIT AGREEMENT"), among the Company, the subsidiaries of the Company listed on the signature pages thereto (each a "BORROWER" and collectively the "BORROWERS"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement (collectively, the "SENIOR FACILITY LENDERS"), General Electric Capital Corporation, as administrative agent (in such capacity, the "SENIOR FACILITY ADMINISTRATIVE AGENT"), collateral agent and syndication agent for the Senior Facility Lenders, and the other agents signatories hereto.

      3. The Company is also a party to that certain Subordinated Notes Waiver and Agreement, dated as of July 30, 2004, among the Company and the banks, financial institutions and other institutional lenders parties thereto.

      4. Pursuant to the Bridge Financing Agreement, the Bridge Financing Lenders have agreed to make, and have made, certain Loans and other extensions of credit to the Company.

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      5.    Pursuant to the Credit Agreement, the Senior Facility Lenders have agreed to make, and have made, certain loans and other extensions of credit (collectively, the "SENIOR FACILITY LOANS") to the Borrowers.

      6. Pursuant to Section 2.6 of the Credit Agreement (including after giving effect to the First Standstill Agreement), on July 30, 2004, the Borrowers were obligated to pay to the Revolving Credit Lenders (as defined therein) outstanding Revolving Credit Loans (as defined therein) in the principal amount listed on Schedule I to the Second Standstill Agreement (the "REQUIRED REVOLVING LOAN PAYMENT").

      7. Pursuant to Section 4.3 of the Credit Agreement (including after giving effect to the First Standstill Agreement), on July 30, 2004, the Borrowers were obligated to pay to the Term A Lenders, the Term B Lenders, and the Term D Lenders (each as defined therein) outstanding Term A Loans, Term B Loans and Term D Loans (each as defined therein) respectively, in the principal amounts listed on Schedule I to the Second Standstill Agreement (collectively, the "REQUIRED TERM LOAN PAYMENTS", and together with the Required Revolving Loan Payments, the "REQUIRED PRINCIPAL PAYMENTS."

      8. Pursuant to Section 5.1(e) of the Credit Agreement (including after giving effect to the First Standstill Agreement), on July 30, 2004, the Borrowers were obligated to pay to the Senior Facility Lenders interest on the outstanding LIBOR Rate Loans (as defined therein) in such amounts listed on
Schedule II to the Second Standstill Agreement (collectively, the "REQUIRED JULY INTEREST PAYMENTS").

      9. The Borrowers failed to make the Required Principal Payments or the Required July Interest Payments on July 30, 2004.

      10. Pursuant to the Second Standstill Agreement, the Senior Facility Lenders agreed, subject to the terms and conditions of the Second Standstill Agreement, to forbear from demanding the Required Principal Payments and the Required July Interest Payments until August 30, 2004.

      11. Pursuant to Section 5.1(e) of the Credit Agreement (including after giving effect to the First Standstill Agreement and the Second Standstill Agreement), on August 30, 2004,the Borrowers are obligated to pay to the Senior Facility Lenders interest on the outstanding LIBOR Rate Bank Loans (as defined therein) in such amounts listed on Schedule II to the Senior Facility Agreements (as defined below) (collectively, the "REQUIRED AUGUST INTEREST PAYMENTS," and together with the Required Principal Payments and the Required July Interest Payments, the "REQUIRED PAYMENTS").

      12. In order to permit the Borrowers, the Company, the Senior Facility Lenders and the Bridge Financing Lenders time to attempt to implement a possible restructuring of the Senior Facility Loans and the Loans, the Borrowers and the Company have requested that (i) the requisite Senior Facility Lenders under the Credit Agreement agree to forbear from exercising any rights or remedies they may have under the Credit Agreement or the other Loan Documents (as defined in the Credit Agreement) that arose or may arise as a result of the Borrowers not making the Required Payments on July 30, 2004 or August 30, 2004, as the case may be

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(collectively, the "REQUIRED PAYMENT DATE"), until September 30, 2004, on and subject to the terms and conditions set forth in the Senior Facility Agreements; and (ii) the Required Lenders waive any and all of their rights to take any action with respect to the rights and remedies under the Bridge Financing Agreement that arose or may arise as a result of the Borrowers not making the Required Payments on the Required Payment Date.

      12. The Waiver Lenders are members of an informal committee (the "INFORMAL COMMITTEE") composed of Bridge Financing Lenders.

            NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Waiver.

            (a) Upon and subject to the occurrence of the Waiver Effective Date (as defined in Section 3 below) and subject to the other terms and conditions set forth below, each of the Waiver Lenders agrees that, notwithstanding a failure by the Borrowers to make the Required Payments on the Required Payment Date, from and after August 30, 2004 until the first to occur of (i) September 30, 2004 (the "WAIVER PERIOD") or (ii) the date on which a Waiver Termination Event (as defined below) shall have occurred (the first such date to occur, the "WAIVER TERMINATION DATE"), such Waiver Lender waives any Default or Event of Default under the Loan Documents that may arise as a result of (and only as a result of) the Required Payments not being made on or before the Required Payment Date.

            (b) Notwithstanding anything to the contrary contained in Section 1(a) hereof, on the Waiver Termination Date (i) the waiver set forth in Section 1(a) hereof shall automatically terminate and be of no further force or effect,
(ii) any Default or Event of Default that was the subject of or was waived under
Section 1(a) hereof (including the failure of the Borrowers to make any of the Required Payments on the Required Payment Date) is, without further action, reinstated and shall have the same force and effect as if the waiver had not been granted pursuant hereto and (iii) subject to the terms of the Loan Documents and applicable law, any Bridge Financing Lender may thereafter, without limitation, sue, ask for or demand from the Company, payment of all principal, interest and other amounts due and payable under the Loan Documents to such Bridge Financing Lender, in whole or in part, and otherwise enforce any of its rights and remedies (including rights of acceleration and foreclosure) provided for under the Loan Documents against any party. In furtherance of the foregoing and notwithstanding the occurrence of the Waiver Effective Date, the Company agrees that, subject to the agreement of the Waiver Lenders to waive the Default and Event of Default under the Loan Documents, as and to the extent expressly set forth in this Agreement, all rights and remedies of the Bridge Financing Lenders under the Loan Documents with respect to the Company shall continue to be available to the Bridge Financing Lenders from and after the Waiver Effective Date.

            (c)It is understood and agreed that interest shall continue to accrue on and after the Waiver Effective Date on the outstanding Loans at the applicable non-default rates provided for pursuant to the Loan Documents; provided that it is also understood and agreed that from and after the date hereof all subsequent Interest Periods will not exceed one month in duration.

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            SECTION 2. Waiver Events. If any of the following events (each a
"WAIVER EVENT") shall occur and be continuing:

            (a) The Company shall (i) fail to pay all principal or interest on any Loans, or any other amount payable hereunder or under any Loan Document, when due in accordance with the terms of this Agreement or the Loan Documents, as the case may be, or (ii) fail to comply with or breach any provisions of this Agreement or of any Loan Document, other than the breach resulting from the failure to make the Required Payments during the Waiver Period, subject (in the case of clauses (i) and (ii) above) to applicable notice and grace periods, if any; or

            (b) Any representation or warranty made or deemed made by the Company herein or any representation or warranty made or deemed made hereafter by the Company in any Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with any such Loan Document shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

            (c) Any of the Loan Documents to which the Company is a party shall cease, for any reason (other than any termination in accordance with its terms), to be in full force and effect, or the Company shall so assert, or any Lien created by any of such Loan Documents shall (except to the extent released in accordance with the terms of such Loan Documents) cease to be enforceable in accordance with its terms; or

            (d) The commencement by or against any Borrower or the Company of
(i) any foreclosure, bankruptcy or similar proceeding, (ii) any proceeding that threatens or contests the Liens in favor of the Bridge Financing Administrative Agent or the obligations of the Company under the Loan Documents, (iii) any proceeding by any Senior Facility Lender seeking to enforce any remedy with respect to any Senior Facility Loans or related obligations other than for the payment of the Required Payments by any Senior Facility Lender which is not a party to the Senior Facility Agreements, or (iv) any other proceeding that could have a Material Adverse Effect, or the commencement of a proceeding by or on behalf of the Company against any Bridge Financing Lender, the Bridge Financing Administrative Agent, any Senior Facility Lender or the Senior Facility Administrative Agent; or

            (e) a Standstill Termination Event shall occur under the terms of the Senior Facility Agreements (as defined herein),

then, upon the affirmative vote of the Required Lenders, such Waiver Event shall constitute a "WAIVER TERMINATION EVENT". The occurrence of a Waiver Termination Event shall cause the waiver granted under Section 1(a) of this Agreement to immediately and automatically terminate and shall constitute an Event of Default under the Bridge Financing Agreement and entitle the Bridge Financing Lenders to exercise all of the rights and remedies exercisable upon an Event of Default pursuant to the Bridge Financing Agreement, unless the Event of Default waived hereunder shall have been cured or shall otherwise no longer be continuing.

            SECTION 3. Conditions to Effectiveness of Waiver and Agreement. This Agreement shall be effective as of the date first above written when, and only when, on or before

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August 30, 2004, all of the following conditions precedent have been fulfilled in a manner satisfactory to the Waiver Lenders (the "WAIVER EFFECTIVE DATE"):

            (a) the Required Lenders shall have signed this Agreement and the Waiver Lenders shall have received counterparts of this Agreement executed by the Company; and

            (b) the Waiver Lenders shall have received evidence of agreements (the "SENIOR FACILITY AGREEMENTS"), in form and substance satisfactory to the Waiver Lenders, that the requisite lenders under the Credit Agreement have agreed, subject to the effectiveness of this Agreement, to forbear from exercising any rights or remedies that they may have under the Credit Agreement and the other loan documents relating thereto as a result of the Borrowers not making the Required Payments on the Required Payment Date, until to the earlier of September 30, 2004 or the occurrence of a Standstill Termination Event (as defined therein); and

            (c) the Waiver Lenders shall have received evidence, in form and substance satisfactory to the Waiver Lenders, that, subject to the effectiveness of this Agreement, the conditions precedent set forth in Section 3 of the Senior Facility Agreements have been satisfied; and

            (d) payment by the Company of all billed and unpaid fees and expenses of the legal counsel and financial advisors to the Informal Committee in connection with all matters relating to this Agreement and the Loan Documents and the restructuring of the Borrowers and the Company.

            SECTION 4. Representations and Warranties of the Company. To induce the Waiver Lenders to enter into this Agreement, the Company hereby represents and warrants to the Waiver Lenders party hereto the following:

            (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Company's constituent documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to the Company, or (iii) conflict with or result in the breach of, or constitute a default under, any contractual obligation, subject to Section 3(c) hereof. As of the Waiver Effective Date, neither the Company nor any Borrower is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or, subject to the execution and delivery of this Agreement by the Waiver Lenders, in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

            (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or, subject to the execution and delivery of this Agreement by the Waiver Lenders, any other third party is required to be obtained by the Company in connection with the execution and delivery, or performance by the Company of any of its obligations under, this Agreement.

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            (c) This Agreement has been duly executed and delivered by the
Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

            (d) Other than as expressly contemplated herein, (i) the representations and warranties made by the Company in the Loan Documents, except as may have been disclosed in the Company's public filings to date and other than as provided in Section 3.16 of the Bridge Financing Agreement, are true and correct in all material respects on and as of the date hereof, after giving effect to the effectiveness of this Agreement, as if made on and as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing, other than the Default and Event of Default arising as a result of the Borrowers not making the Required Payments on the Required Payment Date.

            (e) No default has occurred and is continuing under or in connection with the Credit Agreement, other than any default arising as a result of the Borrowers not making the Required Payments on the Required Payment Date.

            SECTION 5. Representations and Warranties of the Waiver Lenders. To induce the Company to enter into this Agreement, each Waiver Lender, severally, but not jointly, represents and warrants to the Company that such Waiver Lender is the beneficial owner of the Notes in the principal amount set forth opposite its signature to this Agreement.

            SECTION 6. Reference to and Effect on the Loan Documents.

            (a) The Bridge Financing Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

            (b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bridge Financing Lender or the Bridge Financing Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

            SECTION 7. Amendments. This Agreement may not be amended, supplemented or modified except in accordance with the provisions of this
Section 7. The Required Lenders and the Company may, or (with the written consent of the Required Lenders) the Bridge Financing Administrative Agent and the Company may, subject to the requirements of Section 9.02 of the Bridge Financing Agreement, from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights or obligations of the Waiver Lenders or of the Company hereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Bridge Financing Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Waiver Event and its consequences; provided, that, no such waiver and no such amendment, supplement or modification shall amend, modify

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or waive any provision of this Section 7 without the consent of each Bridge
Financing Lender party hereto. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the relevant Waiver Lenders and shall be binding upon the Company, the Waiver Lenders, the Bridge Financing Administrative Agent and all future Waiver Lenders.

            SECTION 8. Costs and Expenses. The Company agrees to pay all reasonable costs and expenses associated with the preparation, execution, delivery, administration, and enforcement of this Agreement and all related matters during the Waiver Period including, without limitation, the reasonable fees and expenses of the Informal Committee's counsel and financial advisor (in each case, whether incurred prior to or after the Waiver Effective Date with respect to this Agreement).

            SECTION 9. Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule or regulation governing the time by which any Waiver Lender must commence legal proceedings or otherwise take any action with respect to exercising any of its respective rights, powers or remedies directly or indirectly against the Company with respect to any breach or default existing on or prior to the Waiver Termination Date, including, without limitation, actions under or in respect of any of the Bridge Financing Agreement or any other Loan Document, shall be tolled during the Waiver Period. The Company agrees, to the fullest extent permitted by law, not to include such period of time in any assertion by it at any time that a statute of limitations or other applicable law, rule or regulation bars or otherwise acts as a defense (whether equitable or legal) to any legal proceeding or other action by any Bridge Financing Lender in exercise of its respective rights, powers or remedies, directly or indirectly, with respect to any or all of the breaches or defaults referred to in the immediately preceding sentence.

            SECTION 10. Agreement Not a Defense. The Company agrees that, subject to the agreement of the Waiver Lenders to waive the Default and Event of Default under the Loan Documents, as and to the extent expressly set forth herein, the agreements of the Waiver Lenders under this Agreement shall not constitute a waiver by any of the Waiver Lenders of, or a defense by the Company to, the exercise by any of the Waiver Lenders of any right, power or remedy which any of the Waiver Lenders may have under or in respect of the Bridge Financing Agreement or any other Loan Document or any other agreement or document relating thereto (and including rights, powers and remedies at law, in equity or by statute).

            SECTION 11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 12. Acknowledgments and Agreements.

            (a) Liens and Security Interests. The Company ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and other security interests granted to secure any of the Loans to and for the benefit of the Bridge Financing Lenders, pursuant to the Loan Documents, subject in all respects to the Intercreditor Agreement. The Company acknowledges and agrees that all such Liens and security interests

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granted by it shall continue to secure the Loans from and after the effective date hereof, subject in all respects to the Intercreditor Agreement. The Company further agrees, subject in all respects to the Intercreditor Agreement, to take promptly any and all actions reasonably requested by the Bridge Financing Administrative Agent with respect to the granting, perfection and second priority of the Liens, purported to be granted by the Loan Documents.

            (b) Validity of Obligations. The Company acknowledges and agrees that it is truly and justly indebted to the Bridge Financing Lenders for the payment of the principal, interest and other amounts payable by the Company under the Loan Documents, without defense, counterclaim or offset of any kind, and the Company ratifies and reaffirms the validity, enforceability and binding nature of such indebtedness.

            SECTION 13. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE WAIVER LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR ANY WAIVER LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

            SECTION 14. Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           CHOICE ONE COMMUNICATIONS INC.

                                           By: /s/ Ajay Sabherwal
                                              ----------------------------------
                                              Title: Chief Financial Officer

Principal Amount                           QUANTUM PARTNERS LDC
of Notes: $133,164,308.07

                                           By: /s/ Armando Belly
                                              ----------------------------------
                                              Authorized Signatory

Principal Amount                           CREDIT SUISSE FIRST BOSTON
of Notes: $54,914,352.00                   INTERNATIONAL

                                           By: /s/ Louis J. Impellizeri
                                              ----------------------------------
                                              Authorized Signatory

                                           By: /s/ Vittorie Selatoja
                                              ----------------------------------
                                              Authorized Signatory


Principal Amount                           WACHOVIA INVESTORS, INC.
of Notes: $31,844,468.21

                                           By: /s/ Robert Haley
                                              ----------------------------------
                                               Authorized Signatory
                                               Director